Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of ETF Series Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of  ETF Series Solutions, for the six-months ended February 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the ETF Series Solutions for the stated period.

/s/Kristina R. Nelson Kristina R. Nelson President (principal executive officer) ETF Series Solutions	/s/Kristen M. Weitzel Kristen M. Weitzel Treasurer (principal financial officer) ETF Series Solutions
Dated: April 23, 2019	Dated: April 23, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by ETF Series Solutions for purposes of Section 18 of the Securities Exchange Act of 1934.